UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 7, 2017

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02

Results of Operations and Financial Condition.

As reported in the Current Reports on Form 8-K filed by Monaker Group, Inc. (the “Company”, “we” and “us”) on November 17, 2017 and November 27, 2017, the Company previously entered into a:

(a)

Purchase Agreement on November 14, 2017, with Michael Heinze, Michael Kistner and Rebecca Dernbach, whereby the Company purchased source code in connection with an alternative lodging platform for $75,000 in cash and 86,957 shares of restricted common stock with a market value of $2.30 per share and an aggregate value of $200,000 for a total acquisition of $275,000;

(b)

Platform Purchase Agreement on October 23, 2017, with Exponential, Inc. (“XPO”), which offers a white-label e-commerce platform, pursuant to which XPO agreed to provide us software development services in connection with the development of an e-commerce platform (the Monaker Booking Engine (MBE)) and related application program interfaces (APIs), to further manage all merchant relationships sold on the platform and reporting and accounting thereof and to make us the exclusive provider of alternative lodging rentals (ALRs) for all travel sales on XPO’s platforms, in consideration for 500,000 shares of restricted common stock at $2.97 per share for a total acquisition of $1,485,000; and

(c)

Purchase Agreement on November 21, 2017, with A-Tech LLC on behalf of its wholly-owned subsidiary Parula Village Ltd. (“A-Tech”), whereby the Company purchased from A-Tech ownership of 12 parcels of land on Long Caye, Lighthouse Reef, Belize for 600,000 shares of restricted common stock at $2.41 per share for a total acquisition of $1,446,000 plus a derivative liability in the amount of $54,00 to account for the guarantee purchase of $1,500,000 and A-Tech agreed to construct 12 vacation rental residences on the property within 270 days of closing of the transaction (collectively (a) through (c), the “October and November 2017 Transactions”).

The Company is filing this Current Report on Form 8-K in order to provide certain unaudited pro forma consolidated financial information showing the effect of the October and November 2017 Transactions on its balance sheet as of August 31, 2017 and February 28, 2017. Included herewith as Exhibits 99.1, 99.2 and 99.3, are the unaudited consolidated pro forma balance sheet of the Company as of August 31, 2017 and February 28, 2017; the unaudited consolidated pro forma balance sheet of the Company as of August 31, 2017, showing pro forma adjustments; and the unaudited consolidated pro forma balance sheet of the Company as of February 28, 2017, showing pro forma adjustments, respectively.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Company completed the acquisitions as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the consolidated company. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in management’s opinion, provide a reasonable basis for the fair presentation of the estimated effects attributable directly to the acquisitions. The pro forma combined financial information is being presented for illustrative purposes only, and this information should not be relied upon for purposes of making any investment or other decisions.

The information in this Current Report on Form 8-K and Exhibits 99.1, 99.2 and 99.3 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Unaudited Consolidated Pro Forma Balance Sheet of Monaker Group, Inc., as of August 31, 2017 and February 28, 2017
99.2	Unaudited Consolidated Pro Forma Balance Sheet of the Monaker Group, Inc., as of August 31, 2017, Showing Pro Forma Adjustments
99.3	Unaudited Consolidated Pro Forma Balance Sheet of the Monaker Group, Inc., as of February 28, 2017, Showing Pro Forma Adjustments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: December 7, 2017	By:	/s/ Omar Jimenez
		Name:	Omar Jimenez
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Consolidated Pro Forma Balance Sheet of Monaker Group, Inc., as of August 31, 2017 and February 28, 2017
99.2	Unaudited Consolidated Pro Forma Balance Sheet of the Monaker Group, Inc., as of August 31, 2017, Showing Pro Forma Adjustments
99.3	Unaudited Consolidated Pro Forma Balance Sheet of the Monaker Group, Inc., as of February 28, 2017, Showing Pro Forma Adjustments